UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2021, Janus Henderson Group plc (“JHG”) announced that the JHG Board of Directors (the “Board”) has appointed Alison Davis to serve as an independent non-executive director on the Board, effective immediately. Ms. Davis was also appointed to serve as a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Risk Committee.

There is no arrangement or understanding between Ms. Davis and any other person pursuant to which Ms. Davis was selected as a director. At this time, JHG is not aware of any transactions in which Ms. Davis has a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Davis’s appointment to the Board is included as Exhibit 99.1 to this report. Ms. Davis will participate in JHG’s standard non-executive director compensation program previously described in Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Janus Henderson Group plc, dated February 16, 2021, announcing Alison Davis’s appointment to serve on the Board of Directors of Janus Henderson Group plc.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS HENDERSON GROUP PLC

By:	/s/ Roger Thompon
Name:	Roger Thompson
Title:	Chief Financial Officer

Date: February 16, 2021

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